March 6, 2002





Mr. Bruce G. Galton
President & CEO
Senesco Technologies, Inc.
303 George Street, Suite 420
New Brunswick, NJ  08901

Gentlemen:

This letter is our proposal pursuant to which Pond Equities ("Pond"), a registered broker-dealer, will act as non-exclusive placement agent in connection with a "best efforts" private placement (the "Offering") of securities of Senesco Technologies, Inc. (the "Company").

The terms of our agreement are as follows:

     1. Pond shall use its reasonable best efforts to introduce the Company to qualified institutional buyers and accredited investors (collectively, the "Entities") which may purchase securities of the Company on the terms and conditions set forth in the Private Placement Memorandum dated November 1, 2001 (the "Memorandum"). Except as set forth below, all services provided by Pond under this Agreement shall be at Pond's cost and risk. The Company acknowledges that Pond's responsibilities shall be limited to the foregoing, and that Pond (i) shall not have authority to offer or sell the Securities to any Entity, and (ii) shall have no responsibility to participate or assist in any negotiations between any potential Entity and the Company. The Company shall have the sole and absolute discretion to accept or not accept the terms of any proposed transaction. Neither the Company nor any of its affiliates shall have any liability whatsoever to Pond or any other person or entity resulting from its decision not to enter into a proposed transaction, regardless of the terms of the proposed transaction.
     2. The commission to be paid to Pond shall be 10% of the gross proceeds, raised by Pond, to the Company sold under the Offering (the "Cash Commission"). In addition, the Company shall issue to Pond (or its designees) warrants to purchase shares of Common Stock (the "Agent's Warrants") covering a number of shares of Common Stock equal to 10% of the gross proceeds of the Offering sold by Pond (the "Agent's Warrants"). The Agent's Warrants (i) will be immediately exercisable at a price of $2.00 per share, (ii) have a five-year term, and (iii) have cashless exercise provisions based upon five-days' trading prices prior to exercise. The Agent's Warrants shall not be redeemable. The Agent's Warrants may be exercised as to all or a lesser number of shares represented thereby. The Cash Commission and Agent's Warrants are referred to in this letter as "Agent's Compensation".

     3. As soon as practicable, the necessary state securities law filings will be made with respect to the Offering at the expense of the Company. The Company and Pond will cooperate in obtaining the necessary approvals and qualifications in such states as the Company, after consultation with its counsel, deems desirable. Pond represents that it has not taken, and will not take, any action, directly or indirectly, that may cause the Offering to fail to be entitled to an exemption from registration under federal securities laws, or applicable state securities laws, or which may violate any and all applicable securities laws.
     4. Pond shall be entitled to rely upon the Company's filings with the Commission, the Memorandum and any officer's certificates that may have been or may be issued in connection with the Offering. Pond hereby agrees to execute the Company's form of non-disclosure agreement. The Company agrees to indemnify and hold harmless Pond, its officers, directors, stockholders, employees, agents, advisors, consultants and counsel against any and all loss, liability, claim, damage and reasonable expense, including attorneys' fees as and when incurred (collectively, "Claims"), due to or arising out of any material misrepresentation or failure to state a material fact as set forth in the Memorandum or breach of any representation or warranty made by the Company as set forth in the Memorandum; except for Claims which have resulted from (without regard to the relative fault of either party) the gross negligence, bad faith and willful misconduct of any person seeking indemnification hereunder.
     5. This letter shall have a term of 120 days from the date the Company signs and delivers the letter to Pond (the "Execution Date"). The term may be canceled by either party at any time, upon 30 days prior written notice. The term may be extended from time to time by the mutual agreement of the parties.
     6. Pond acknowledges that the Company has granted to Stanford Group Company, an affiliate of Stanford Venture Capital Holdings, Inc. a right of first refusal to act as the exclusive managing agent of the Company for all future financings through January 15, 2003; with the exception of any transactions related to the Offering.
     7.   This  Agreement  shall be governed  under the Laws of the State of New
          York.

Very truly yours,

Pond Equities                              Senesco Technologies, Inc.


By:  /s/ Shaye Hirsch                      By:   /s/ Bruce C. Galton
    --------------------------                  --------------------------
       Shaye Hirsch                               Bruce C. Galton
       COO                                        President & CEO

Dated:   3/12/02                           Dated:   3/11/02
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